VB&T
Certified Public Accountants, PLLC

183 Madison Avenue
Suite 204
New York, NY 10016
T:1.212.448.0010
F:1.212.448.0053

4920 York Road, Suite 2EE1
P.O. Box 179
Buckingham, PA 18912
T:1.215.794.9444
F:1.215.794.9445

E-mail:
fvbcpa@yahoo.com
www.getcpa.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our report dated September 27, 2007 in this Registration Statement (Form N-1A No. 33-48013) of Bhirud Funds, Inc.

VB&T Certified Public Accountants, PLLC

New York, New York
September 27, 2007